Exhibit 99.2

Castellum, INC.’s CEO Provides Its Shareholders a Corporate Update

VIENNA, Va., Dec. 09, 2025 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM) (the “Company”, “CTM” and “Castellum”), a cybersecurity, electronic warfare, and software services and solutions company focused on the federal government, releases this letter to shareholders from Chief Executive Officer (“CEO”), Glen Ives.

Dear Fellow Shareholders:

As we approach the end of this calendar year, I thought it timely to provide you with a brief update to my July letter. Let me begin by emphasizing again how I feel about this opportunity to serve as CTM’s CEO and President… it’s the best job ever… hands down! Where else can I work and serve with the “best of the best” world-class professionals who demonstrate their true character, caring, pride, and skills every day, pursuing a shared vital and purposeful mission, serving with and providing our National Security customers and Warfighters all they need to keep our nation free and secure and our world more stable. For me, it just doesn’t get more meaningful, purposeful or rewarding, professionally or personally. I continue to be honored and grateful for this special opportunity.

As I look back at where we were this time last year, I can say without hyperbole that 2025 has been a remarkable and transformative year for all of us here at CTM. This time last year, we were anchored in significant debt and insufficient cash flow and had not won a prime contract as CTM. For those who have stuck with us through our ups and downs, especially when our stock was trading below $0.20, I think you know that today, our story is a much different one and as I write this letter, I could not feel better or more confident about our CTM based upon our extraordinary progress this past year, and more importantly, our very real potential for further strong growth and success.

Here’s a quick review and update on some of our key accomplishments over the past twelve months.

•CTM subsidiary, Specialty Systems, Inc.(“SSI”), awarded a $66.2 million full and open, five-year contract for logistics, engineering, cyber support services needed to support the Naval Air Warfare Center Aircraft Division Lakehurst Mission Operations & Integration Department;

•CTM’s Joint Venture(“JV”), SSI, and our two mentor protégé JVs all awarded Missile Defense Agency (“MDA”) SHIELD Multiple Award IDIQ Contracts to support national defense objectives by ensuring continuous, layered protection against air, missile, space, cyber, and hybrid threats originating from any vector; land, sea, air, space, or cyberspace;
•CTM’s Epic Specialty Systems Mentor Protégé JV awarded contract with Smithsonian Institution for PeopleSoft Enterprise Resource Planning cybersecurity support;
•Investments in product development, including our new extended reality assistant (“xRA”) prototype, which allows augmented reality support for training and maintenance tasks;
•Senior Leadership team with unmatched industry and technology experience;
•Raised over $25 million in gross proceeds through public offerings and warrant exercises;
•Reduced our notes payable to $400,000;
•Strong and healthy balance sheet with improved cash/equity to debt ratio;
•Won largest prime contract in CTM history with $103.3 million, a five and a half year contract for Special Missions support of the Naval Air Systems Command Program Office PMA 290 Special Missions;
•Established two mentor-protégé relationships and related joint ventures with woman-owned and native Hawaiian organizations;
•Established a new subsidiary to focus on advanced technology products;
•Consistent “best in industry” contractor performance assessment reports, which is our “report card” from our government customers; and
•Significant improvement and increases in the volume and quality of our proposals ... for baseball fans, we want to get more at-bats, take more swings at the right pitches, and get on base more with a good balance of singles, doubles, triples, and home runs.

As I serve as your CEO, I continue to be reminded that the lessons I learned during my many years serving as a Naval Officer and Naval Aviator do lend themselves to positive and effective leadership on the “business” side of National Security.

Here’s one that reminds me of our CTM Team. In the Navy, we have a program, the Battle Effectiveness Award, known to all U.S. Navy Sailors as the Battle "E" Program. This award recognizes U.S. Navy ships, submarines, aviation squadrons, and deployable units for outstanding overall warfighting readiness performance in maritime warfare, engineering, survivability, command, logistics, and safety, based on a year-long evaluation. It fosters healthy competition and real professional pride, with winning crews often painting a gold "E" on their ship or aircraft and earning the Navy "E" Ribbon to wear on their chests. Many aviation squadrons will fly Battle “E” banners from the rafters of their hangars, much like they do for sports championships in storied arenas like the Boston Garden. There is nothing more motivating for U S. Navy Sailors than to win the Battle “E” for their unit because it represents “championship” achievement through unrelenting commitment, dedication, hard work, smart work and teamwork. It signifies a unit's sustained excellence in executing combat missions … which is what all our service members and warfighters across all our military services live and fight for, and why they bring their “A” game every day.

Here at CTM, we strive every day to build that “sustained excellence” in all that we do to support our mission customers. The Battle “E” philosophy is ingrained in our culture here at CTM. Culturally, it is the foundation of who we are as a company and drives how we work and serve each day with determination and professional pride ... no one is going to outperform us. It is a big reason why we have had such a successful year and why we will continue to bring success to our people, our mission customers, and to you, our loyal and committed shareholders.

Before closing, I’d like to sincerely thank our General Counsel, Chief Strategy Officer, and co-founder, Jay Wright, for his outstanding service and countless contributions over the past six years in helping to build CTM into the rock-solid company it is today. He and co-founder Mark Fuller conceived Castellum to build a company that could contribute to national security and provide great professional opportunities and quality of life for all of us fortunate to be involved. It has been an honor and a pleasure for me to have worked and served with Jay, and as he transitions from CTM, we wish him and his family all the very best in their new endeavors and adventures. And as our largest shareholder, I know he will be cheering us on as we continue to grow CTM to a much larger, more successful company.

Finally, as we look ahead to 2026, our strategy remains clear. We will continue our laser focus on and commitment to organic growth and winning prime contracts while making greater investments in our solutions and products to ensure we continue strengthening our abilities and capabilities to provide our National Security customers with the vital, relevant, leading-edge technology services, solutions, and products they need. We will also continue efforts for the right and timely M&A.

We are constantly building Castellum better, stronger, and bigger … deliberately and with purpose.

Better, by continuously raising the bar on technical quality, program and contract execution, and ensuring positive customer outcomes.

Stronger, by building a resilient business with diversified customers, growing prime contracts, and scalable technology solutions and products.

Bigger, not for size alone, but to expand opportunities for our people and mission customers, amplify our mission impact, and increase long-term shareholder value.

My confidence and excitement about our future and long-term success are based on our most significant strength … our people. Their unparalleled professionalism, grit, and commitment continue to define CTM and continue to inspire me each day. They compete every day against companies that are often much larger than ours, and they win. They are quite simply the best of the best, and I could not be prouder of our CTM team, your CTM team.

On behalf of all of us here at CTM, I’d like to wish you a wonderful and rewarding holiday season and thank you for your confidence in our vision and our leadership. We are building something real and enduring at Castellum, and we are just getting started. We will continue to move forward with clarity of purpose, disciplined execution, and an unwavering commitment to growing better, stronger, and bigger … for our people, our customers, and you.

Sincerely,

/s/ Glen Ives, CEO

About Castellum, Inc. (NYSE-American: CTM):

Castellum, Inc. (NYSE-American: CTM) is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - https://castellumus.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Words such as “will,” “would,” “believe,” and “expects,” and similar language or phrasing are indicative of forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ (sometimes materially) from the results expressed or implied in the forward-looking statements, including, among others: statements regarding the Company's expectations for proposal, contract, and revenue growth, building value, serving our shareholders, and profitability; the Company’s ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company's revenue due to a delay in the U.S. Congress approving a federal budget, operating under a prolonged continuing resolution, government shutdown, or breach of the debt ceiling, as well as the imposition by the U.S. government of sequestration in the absence of an approved budget; the ability of the U.S. federal government to unilaterally cancel a contract with or without cause, and more specifically, the potential impact of the U.S. DOGE Service Temporary Organization on government spending and terminating contracts for convenience. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in Item 1A. “Risk

Factors” section of the Company’s recently filed Form 10-Q, Item 1A. "Risk Factors” in the Company’s most recent Form 10-K, and other filings with the Securities and Exchange Commission which can be viewed at www.sec.gov. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

Contact:

Glen Ives
President and Chief Executive Officer
Phone: (703) 752-6157
info@castellumus.com
https://castellumus.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/51a5dd04-a650-41f5-b1b2-571c2f4ada10